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                                                                     EXHIBIT (n)



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-121061 of Van Kampen Senior Loan Fund on Form N-2 under the Securities Act of 1933, of our report dated September 21, 2007 relating to the financial statements and financial highlights, appearing in the Annual Report of Van Kampen Senior Loan Fund, for the year ended July 31, 2007, and incorporated by reference into the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus which is also part of such Post-Effective Amendment to the Registration Statement and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 26, 2007